Exhibit 99.2

Osmose Entities

Condensed Combined Financial Statements as of

June 30, 2014 and December 31, 2013, and for the

Six Months Ended June 30, 2014 and 2013

OSMOSE ENTITIES

TABLE OF CONTENTS

Page

CONDENSED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2014 AND DECEMBER 31, 2013, AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013:

Balance Sheets	1

Statements of Operations	2

Statements of Comprehensive Income	3

Statements of Cash Flows	4

Notes to Condensed Combined Financial Statements	5–11

OSMOSE ENTITIES

CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

(Amounts in thousands)

	June 30 2014	December 31 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$34,220	$32,831
Accounts receivable-net	60,271	41,694
Inventories	49,825	47,569
Deferred income tax asset	5,184	5,184
Other current assets	8,138	6,534
Amounts due from affiliates	13,229	6,088

Total current assets	170,867	139,900

PROPERTY, PLANT, AND EQUIPMENT — Net	46,023	47,749

GOODWILL	30,661	30,628

INTANGIBLE ASSETS — NET	24,606	26,092

DEFERRED INCOME TAX ASSET	258	258

OTHER ASSETS	3,627	4,100

TOTAL	$276,042	$248,727

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$20,368	$16,208
Accrued expenses and other current liabilities	23,675	20,104

Total current liabilities	44,043	36,312

INCOME TAX PAYABLE	2,913	2,749

DEFERRED INCOME TAX LIABILITY	13,859	12,469

Total liabilities	60,815	51,530

COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDER’S EQUITY:
Common stock	78	78
Additional paid-in capital	165,140	165,140
Retained earnings	46,528	30,615
Accumulated other comprehensive income	3,481	1,364

Total stockholder’s equity	215,227	197,197

TOTAL	$276,042	$248,727

The accompanying notes are an integral part of these condensed combined financial statements.

OSMOSE ENTITIES

CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Amounts in thousands)

	2014	2013

NET REVENUES	$207,545	$196,220

COSTS AND EXPENSES:

Cost of sales	148,474	145,944
Selling, general, and administrative expenses	29,379	29,015

Total costs and expenses	177,853	174,959

OPERATING INCOME	29,692	21,261

OTHER (EXPENSE) INCOME:

Realized losses on derivatives	(2,296)	(1,491)
Unrealized gains (losses) on derivatives	71	(9,800)
Interest expense	(50)	(35)
Other — net	(40)	(32)

INCOME BEFORE INCOME TAX PROVISION	27,377	9,903

INCOME TAX PROVISION	11,464	4,543

NET INCOME	$15,913	$5,360

The accompanying notes are an integral part of these condensed combined financial statements.

OSMOSE ENTITIES

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Amounts in thousands)

	2014	2013

NET INCOME	$15,913	$5,360

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustments	3,507	(6,354)
Income tax (provision) benefit related to other comprehensive income	(1,390)	1,156

Other comprehensive income (loss)	2,117	(5,198)

COMPREHENSIVE INCOME	$18,030	$162

The accompanying notes are an integral part of these condensed combined financial statements.

OSMOSE ENTITIES

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Amounts in thousands)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,913	$5,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,927	5,461
Loss on sale of property, plant, and equipment	486	44
Increase/decrease in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(18,577)	(15,894)
Inventories	(2,256)	826
Prepaid expenses and other assets	(1,131)	2,006
Accounts payable	4,274	3,152
Accrued expenses and other current liabilities	3,735	7,891

Net cash provided by operating activities	7,371	8,846

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(1,738)	(1,906)
Proceeds from sale of property, plant, and equipment	77	85
Purchases of other assets	(300)	(246)
Business acquisition		(3,230)
Advances of amounts due from affiliates	(7,141)

Net cash used in investing activities	(9,102)	(5,297)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances of amounts due to affiliates, net	—	7,023

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,120	(5,880)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,389	4,692

CASH AND CASH EQUIVALENTS — Beginning of period	32,831	21,017

CASH AND CASH EQUIVALENTS — End of period	$34,220	$25,709

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Purchases of property, plant, and equipment included in accounts payable	$134	$248

The accompanying notes are an integral part of these condensed combined financial statements.

OSMOSE ENTITIES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013, AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND JUNE 30, 2013

(Amounts in thousands, except per share data)

1.	BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

Business Description - Osmose, Inc. and subsidiaries (“OSI”) is a wholly owned subsidiary of Osmose Holdings, Inc. and subsidiaries (“Osmose”). OSI is a leading global provider of wood preservation treatment formulations and technologies. Osmose Railroad Services, Inc. (“ORS”) is also a wholly owned subsidiary of Osmose. ORS is primarily involved in providing bridge repair, construction, inspection, and design services and products to the railroad industry. These combined entities of OSI and ORS, collectively the Osmose Entities, are referred to as the “Company” in these condensed combined financial statements.

Basis of Presentation - The accompanying unaudited condensed combined financial statements and related footnote disclosures have been prepared in accordance with accounting principles generally accepted in the United States applicable to interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for a complete set of financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the Osmose Entities’ financial position and interim results as of and for the periods presented have been included. All such adjustments are of a normal recurring nature unless disclosed otherwise. Because the Company’s business is seasonal, results for interim periods are not necessarily indicative of those that may be expected for a full year. The condensed combined balance sheet as of December 31, 2013 has been summarized from the audited balance sheet.

The financial information included herein should be read in conjunction with the Company’s audited combined financial statements and related footnotes as of and for the year ended December 31, 2013.

2.	ACQUISITION

Mattersmith — On March 8, 2013, Osmose New Zealand, a subsidiary of OSI, acquired 100% of the issued and outstanding stock of Mattersmiths Holdings Limited and Mattersmiths Technologies Limited (“Mattersmith”). These New Zealand based entities are providers of wood treatment products. The total purchase price paid by OSI at closing was $3,230, which was paid in cash.

The net assets acquired were recorded at fair value as of the date of the acquisition in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Acquisition related cost, primarily legal and professional fees, amounted to approximately $90 during the period ended June 30, 2013, and were expensed as incurred.

The following table summarizes the fair values of the net assets acquired and the estimated useful lives of assets, if applicable, at the date of acquisition:

	Fair Value	Useful Life

Fair value of net assets acquired:
Inventory	$60
Property, plant and equipment	13
Patents and trademarks	1,528	5 years
Customer relationships	1,629	5 years
Goodwill	876
Deferred tax liability	(876)

Fair value of net assets acquired	$3,230

3.	INVENTORIES

Inventories are stated at the lower of cost or market, with cost being determined primarily on a first-in, first-out (“FIFO”) basis. Cost is determined using the weighted-average cost method, which approximates FIFO, at the Company’s Australian and New Zealand subsidiaries. The Company provides inventory write-downs based on excess and obsolete inventories determined primarily by future demand forecasts. The write-down is measured as the difference between the cost of the inventory and market, based upon assumptions about future demand, and is charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Inventories as of June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014	December 31, 2013

Raw materials	$24,446	$22,332
Work in process	11,060	10,257
Finished goods	14,319	14,980

Net	$49,825	$47,569

4.	PROPERTY, PLANT, AND EQUIPMENT - NET

Property, plant, and equipment as of June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014	December 31, 2013

Land	$6,779	$7,922
Buildings	8,296	6,530
Machinery, equipment, and other	46,405	43,575

	61,480	58,027

Less accumulated depreciation	(15,457)	(10,278)

Property, plant, and equipment — net	$46,023	$47,749

Depreciation expense for the six months ended June 30, 2014 and 2013 was $3,260 and $4,052, respectively.

5.	INTANGIBLE ASSETS - NET

Intangible assets as of June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014	December 31, 2013	Weighted Average Useful Life

Customer relationships	$11,611	$10,376	7.3
Covenant not to compete	1,920	2,076	2.9
Technology	8,200	8,200	7.8
In-process research and development	330	641	2.8
Patents and trademarks	9,289	9,876	11.2

Intangible assets	31,350	31,169

Less accumulated amortization	(6,744)	(5,077)

Intangible assets — net	$24,606	$26,092

Intangible assets are amortized on a straight-line basis over the estimated useful lives. Amortization expense for the six months ended June 30, 2014 and 2013 was $1,667 and $1,409, respectively.

Expected future amortization of intangible assets as of June 30, 2014 is as follows:

July 1, 2014 through December 31, 2014	$1,985
2015	3,472
2016	3,472
2017	3,172
2018	2,525
Thereafter	9,980

$24,606

6.	GOODWILL

The changes in goodwill for the periods presented are as follows:

Balance — January 1, 2013	$29,752
Goodwill related to acquisition	876

Balance — December 31, 2013	30,628
Foreign currenty translation adjustment	33

Balance — June 30, 2014	$30,661

7.	ACCRUED EXPENSES

Accrued expenses as of June 30, 2014 and December 31, 2013 are as follows:

	2014	2013

Accrued salaries, benefits, and withholdings	$947	$1,444
Accrued bonuses and commissions	1,940	2,177
Accrued environmental liabilities	969	3,012
Accrued inventory	5,046	3,813
Accrued income taxes	2,082
Other	12,691	9,658

	$23,675	$20,104

8.	INCOME TAXES

The income tax provision for interim periods is based on an estimated annual effective tax rate, which requires management to make its best estimate of annual pretax income by domestic and foreign jurisdictions and other items that impact taxable income. Items that are not related to annual pretax ordinary income are recognized entirely in the interim period as a discrete item. For the period ended June 30, 2014, income taxes were determined without estimating an annual effective tax rate. Instead, the entire calculation was based on a methodology where all items are discrete.

Income taxes as a percentage of pretax income was 41.9 percent and 45.9 percent for the six months ended June 30, 2014 and 2013, respectively.

The effective tax rate for the first six months of 2014 and 2013 differs from the U.S. federal statutory rate of 35.0 percent primarily due to state taxes and foreign branch taxes.

As of June 30, 2014, there was $2,913 of tax positions for which the benefits are not highly certain which is reported as an income tax payable in the condensed combined balance sheet. During the six months ended June 30, 2014, there were net additions of approximately $164 for uncertain tax positions. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

9.	COMMON STOCK AND STOCKHOLDER’S EQUITY

Common stock as of June 30, 2014 and December 31, 2013 includes the par value of issued and outstanding shares of OSI and ORS.

Entity	Par Value	Authorized	Issued and Outstanding

OSI	$0.10	2,250,000 shares	774,254 shares
ORS	1.00	3,000 shares	100 shares

The changes in stockholder’s equity for the six months ended June 30, 2014 and 2013, respectively, are as follows:

Stockholder’s Equity

Balance as of January 1, 2014	$197,197
Net income	15,913
Other comprehensive income	2,117

Balance as of June 30, 2014	$215,227

Stockholders’ Equity

Balance as of January 1, 2013	$178,519
Net income	5,360
Other comprehensive loss	(5,198)

Balance as of June 30, 2013	$178,681

10.	AMOUNTS DUE TO/FROM AFFILIATES

The Company participates in the centralized cash management system of Osmose. Cash requirements are funded and cash surpluses are invested on a daily basis, which contributes to the amounts due to/from affiliates on the condensed combined balance sheet. The net amount due from Osmose and other affiliates as of June 30, 2014 and December 31, 2013 totaled $13,229 and $6,088, respectively. The advances are nonsecured and non-interest bearing. Due to the pending sale of the Company by Osmose, this balance will be settled prior to the closing date of the sale and, accordingly, is classified as current as of June 30, 2014 and December 31, 2013.

11.	RELATED PARTY TRANSACTIONS

The Company is related to other wholly owned subsidiaries of Osmose. A summary of transactions with these related parties not otherwise disclosed in these condensed combined financial statements for periods indicated is as follows:

	Six months ended June 30, 2014	Six months Ended June 30, 2013

Corporate administrative charges from Osmose	$1,534	$1,714
Office and warehouse rent expense	215	215

The administrative support provided by Osmose and several of its wholly owned subsidiaries to the Company has been allocated based on methodologies that attempt to line up the actual services provided by Osmose to the Company. The administrative support expenses included centralized corporate functions provided by Osmose including executive management, information systems, finance, legal accounting, internal audit, human resources, and certain other administrative functions. Corporate administrative expenses are included in selling, general, and administrative expenses in the accompanying condensed combined statement of operations.

12.	COMMITMENTS AND CONTINGENCIES

Litigation — On July 28, 2014, OSI was served with a class action complaint that was filed on July 16, 2014 in the United States District Court of the Virgin Islands, Division of St. Thomas and St. John. The complaint alleges that wood preservatives manufactured by OSI were defective from 2004 to the present, failing to protect wood treated with the preservatives from decay. The plaintiff seeks monetary damages and attorney fees and costs in excess of $5,000. Based on the allegations, it is possible that OSI could have exposure to some plaintiff somewhere; however, it is not possible at this time to estimate the potential damage, if any, for which OSI would be liable. OSI believes it has strong legal basis on which to seek a motion to dismiss for lack of jurisdiction. OSI intends to contest this case vigorously and believes it has strong defenses both to class action and the merits of the case.

Environmental Liabilities — the Company has ongoing environmental remediation projects at multiple sites. The Company has received remediation studies and proposals from engineering consultants that estimate costs of the various remaining phases of remediation that may be necessary at each of these sites. Based on these studies, management’s estimate of the future payments as of June 30, 2014 is approximately $969. The Company’s estimated liability relates to sites in the United States and Canada. For sites where the amount and timing of cash payments are reliably determinable, management estimated future payments at a discount rate of 5%.

Environmental exposures are difficult to assess for numerous reasons, including the identification of new sites, developments at sites resulting from investigatory studies and remedial activities, advances in technology, changes in environmental laws and regulations and their application, the scarcity of reliable data pertaining to identified sites, the difficulty in assessing the involvement and financial capability of other potentially responsible parties, and the Company’s ability to obtain contributions from other parties and the lengthy time periods over which site remediation occurs.

13.	FAIR VALUE MEASUREMENTS

Carrying amounts and the related estimated fair values of the Company’s financial instruments as of June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014		December 31, 2013
	Fair Value	Carrying Value	Fair Value	Carrying Value

Financial assets:
Cash and cash equivalents	$34,220	$34,220	$32,831	$32,831

Cash and Cash Equivalents — The carrying amount approximates fair value because of the short maturity of those instruments.

14.	NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires an entity to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the amendment provides five steps that an entity should apply when recognizing revenue. The amendment also specifies the accounting of some costs to obtain or fulfill a contract with a customer and expands the disclosure requirements around contracts with customers. An entity can either adopt this amendment retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the update recognized at the date of initial application. The amendment is effective for annual reporting periods beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-09 on the Company’s condensed combined financial statements.

15.	SUBSEQUENT EVENTS

The Company has evaluated all events subsequent to June 30, 2014, and through the date these condensed combined financial statements were available to be issued, October 16, 2014, and has determined that there were no subsequent events that require disclosure, other than the item set forth below and in Note 11.

On August 15, 2014, Osmose completed the sale of all the outstanding common stock of Osmose, Inc. and subsidiaries and Osmose Railroad Services, Inc. to Koppers Inc.

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